Itron to Acquire Schlumberger's North American
            Electricity Metering Business for $255 Million

    SPOKANE, Wash.--(BUSINESS WIRE)--July 16, 2003--Itron, Inc. (Nasdaq:ITRI) announced today that it has executed an agreement to acquire Schlumberger's Electricity Metering business ("SEM") for a purchase price of $255 million.
    The acquisition combines industry leaders in automatic meter reading technology ("AMR") and electricity metering and expands Itron's business into the North American and international electricity metering markets. Itron's acquisition of SEM is expected to close in the third or fourth quarter of 2003, as soon as Hart-Scott-Rodino approval is obtained and other customary closing conditions have been satisfied. Bear, Stearns & Co. Inc. acted as financial advisor to Itron and is providing committed financing for the acquisition.
    "The acquisition of SEM is an attractive and complementary addition to Itron for many reasons," said LeRoy Nosbaum, chairman and CEO of Itron. "It significantly increases the revenues, earnings and cash flow of Itron. SEM brings to Itron approximately 1,000 new employees that have built one of the world's leading technologies in electronic metering and a very successful metering business. This combination creates exciting opportunities for extending the value of energy data to Itron and SEM customers through greater integration of data collection, management and application."
    SEM, based in Oconee, South Carolina, has been serving the electricity metering industry for over 100 years and is a leading manufacturer of meters for the North American electricity market, which includes the U.S., Canada, Mexico and the Caribbean. In North America, SEM has approximately 3,400 utility customers and an installed base of 35 million meters, representing approximately 30% of all meters in use. In addition to North America, SEM sells electricity meters in Taiwan with rights to sell existing technology into other international markets opening up in 2004. SEM had revenues of $229 million and EBITDA of $33 million in 2002.
    Nosbaum commented that technological innovation has had a significant impact on the electricity metering industry recently, creating demand for electronic "solid state" meters to replace existing electromechanical meters. "The market for electricity meters has historically been driven by recurring replacement sales and housing starts, with annual growth of around 3%," said Nosbaum. "However, increasing interest in electronic meters with integrated AMR functionality has resulted in a growth rate of more than twice that in each of the last few years."
    SEM introduced the first electronic residential meter in 1998 and has since sold over 5 million solid state residential meters. Integrating solid state meters with Itron's AMR technology and Itron's software and systems solutions will bring, at a minimum, the following benefits to utility customers:

    -- Technologies that simplify the collection and application of more frequent and detailed forms of energy data as the utility's and consumer's information needs change.

    -- Integration of electricity meters and AMR technology will facilitate over time more innovative and beneficial use of data that is underutilized today.

    -- A tighter link between meter data and the application and use of that data across the energy marketplace when integrated with other Itron knowledge-based software and services solutions.

    Itron expects the transaction to be slightly accretive immediately and expects to provide more specific information on the financial impact of the acquisition when the transaction closes. Also, in a separate release issued today, Itron announced financial results for the quarter ended June 30, 2003 with earnings slightly exceeding consensus estimates. A complete copy of Itron's second quarter 2003 financial results press release can be accessed at www.itron.com.
    Itron will host a teleconference with institutional investors and analysts at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time), on Thursday, July 17, 2003 to discuss this acquisition as well as financial results for the second quarter 2003. Internet users can hear a simultaneous live webcast of the teleconference at www.itron.com, "About Itron - Investor Relations - Investor Events." Webcast replays will begin shortly after the conclusion of the call and will be available through August 31, 2003. A telephone replay of the call will also be available approximately one hour after the conclusion of the live call, for 48 hours, and is accessible by dialing 800-428-6051 (Domestic) or 973-709-2089 (International), passcode 299315.

    About Itron:

    Itron is a leading technology provider and critical source of knowledge to the global energy and water industries. More than 2,800 utilities worldwide rely on Itron technology to deliver the knowledge they require to optimize the delivery and use of energy and water. Itron delivers value to its clients by providing industry-leading solutions for meter data collection, energy information management, demand side management and response, load forecasting, analysis and consulting services, transmission and distribution system design and optimization, Web-based workforce automation, commercial and industrial customer care and residential energy management.

    Caution concerning forward-looking statements:

    This release contains forward-looking statements concerning Itron that may affect our financial performance. These statements reflect the Company's current plans and expectations and are based on information currently available to it. They rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause the Company's actual results to vary materially from those anticipated. Risks and uncertainties include 1) the timing of this transaction closing, 2) the failure to finalize satisfactory permanent financing for this transaction, 3) the rate and timing of customer demand and signing of orders for the Company's products, 4) the ability of the Company to effectuate additional initiatives for improving growth and profitability, including expected transaction synergies, 5) changes in law and regulation (including FCC licensing actions), 6) the outcome of appeals or any negotiation efforts associated with the Benghiat litigation and estimating costs associated with litigation defense, and other factors which are more fully described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Forms 10-Q for 2003 on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements.
    For additional information see the attached document, "Schlumberger Electricity Metering Acquisition Q&A" or view it at www.itron.com.


           Schlumberger Electricity Metering Acquisition Q&A

1)  GENERAL ACQUISITION

    Q1. What is Schlumberger Electricity Metering (SEM)?

        1) SEM is a leading manufacturer of meters for the North
           American electricity market, which includes the US, Canada, Mexico and the Caribbean.

        2) In addition, SEM manufactures and sells electricity meters in Taiwan through a joint venture.

        3) SEM is a business unit of Schlumberger, and is a recently formed operating unit consisting of the electricity metering business assets as well as certain AMR meter module assets of Schlumberger.

            a) SEM does not include any of the fixed network automatic meter reading (AMR) assets that Schlumberger acquired from CellNet Data Systems in early 2000, nor does it include any of the Utilinet assets acquired from Metricom several years ago.

            b) However, SEM manufactures and repairs fixed network AMR and Utilinet components for other businesses of Schlumberger, and will continue to do so for a transitional period after the acquisition.

        4) This business was founded in 1899 as the Sangamo Electric
           Company.

            a) Acquired by Schlumberger in 1975, SEM has been serving
               the electricity meter industry for over 100 years.

        5) SEM's primary facility is in Oconee, South Carolina.

            a) They have been manufacturing there since 1961;

            b) With headquarters located there since 1995.

        6) SEM has approximately 1,000 employees worldwide.

            a) With a little more than 85% of them in North America.

        7) They have an installed base of 35 million electric meters at over 3,400 customers in North America.

    Q2. How does this acquisition fit with Itron's overall vision and strategy?

        1) Itron's vision is to provide the knowledge utilities and their customers need to optimize the way that energy and water are delivered, and the way they are used.

        2) Metering is the "first step" in gathering data about how much energy and water is being used and -- with the proper technology -- where and when it's being used. By adding electricity metering, Itron now provides a seamless integration and more complete value chain for its customers in gathering, analyzing and delivering energy usage data, and then feeding that data into smart, analytical systems so that utilities can better understand how their systems work and how they can operate them more efficiently and reliably in the future.

        3) Bringing together an industry leader in electricity metering, with an industry leader in meter data collection and management will result in enhanced meter technology and AMR solutions, and the benefits of further application of the data they provide to our customers.

        4) The acquisition of SEM fits very well within Itron's business, vision and strategy.

    Q3. Was acquiring a metering company a necessary next step for Itron in terms of its future growth plans?

        1) While not a necessary step, there are benefits to Itron in acquiring a metering company in its electric business.

        2) With the advent of solid-state electricity meters, more and more of the fundamental AMR product is being absorbed into the electronics of the meter, thus reducing cost and allowing the solid-state product to compete favorably, on an economic basis, with separate AMR modules for electromechanical meters.

        3) Additional integration at the chip level will, over the long run, render add-on electric modules for AMR, as well as slide-in circuit cards, obsolete.

        4) For Itron, this conversion to solid-state will result in a shift of products in its electric AMR business from separate electric AMR meter modules to embedding AMR technology into solid-state electricity meters.

        5) The opportunity to acquire SEM under favorable conditions makes good strategic sense to Itron.

    Q4. Why was SEM for sale?

        As part of a shift in strategic focus, a decision was made by Schlumberger to explore the potential divestiture of SEM.

    Q5. There have been a number of companies that have divested their meter manufacturing businesses recently? Does that imply anything in particular about the meter manufacturing business?

        1) ABB, Siemens and Schlumberger have recently divested all or portions of their meter businesses. In each case, the business divested has been profitable, steady and growing. So none of these businesses were in bad shape.

        2) For Schlumberger, the metering business was no longer a strategic direction they found attractive.

        3) For ABB, they were very public about having to sell off assets to relieve their balance sheet and to some extent also said that metering was no longer strategic.

        4) In the case of Siemens, we would have to speculate, which is probably better not to do.

    Q6. Who were the other bidders?

        We do not know who the other bidders were and are unable to comment or speculate on who may have been involved.

    Q7. To date, Itron has pursued a strategy of licensing its AMR technology to electricity meter vendors. Will Itron continue to do that?

        1) Itron will continue to work cooperatively with all electricity meter manufacturers to embed Itron inside their solid-state electric meter products.

        2) As well, Itron will continue to sell its add-on AMR modules to other electricity meter vendors and to utilities.

        3) Our customers today buy meters from a variety of meter manufacturers and we will work hard to maintain the good relationships we have with all of them in order to continue to provide our customers with a variety of choices to meet their needs.

        4) Itron is an open systems provider, providing the solutions that are right for our customers.

    Q8. Will Itron continue to embed other AMR vendors' technology in the electric meters it is acquiring from SEM?

        1) Of course. There are customers that do not use Itron's AMR technology but do use, and will continue to buy, SEM's meters.

        2) SEM is currently embedding a number of AMR vendors' technologies in their electricity meters and we would expect that to continue (DCSI, Itron, Schlumberger's RTEMS and others).

    Q9. Will Itron continue to sell electric ERTs and SEM's "ERT like
        (R300)" units?

        Itron will continue selling AMR devices for electro-mechanical meters to satisfy customer demand, and expect that these sales will continue for many more years.

    Q10. Is Itron going to get into the gas and water meter manufacturing businesses as well?

         We have no plans or intentions in that regard at this time.

    Q11. What steps remain to complete the acquisition and when will the acquisition close?

         Closing will be subject to Hart-Scott-Rodino clearance, financing and customary closing conditions.

    Q12. Do you expect any Hart-Scott-Rodino issues (anti-trust)?

         We are confident that we will receive the necessary clearances.

2)  FINANCIAL

    Q13. What is the acquisition price and how will Itron finance the acquisition?

        1) The acquisition price is $255 million.

        2) This is an all cash deal with Bear Stearns acting as financial advisor to Itron and provider of the financing needed for the acquisition.

        3) We are planning on replacing our existing revolver and term loan with a new revolver and larger term loan, and adding other new debt.

        4) We are also considering a modest equity portion, but have not made a decision yet.

        5) We expect to raise a total of $365 million, $101 million of which will be used to replace our revolver and pay off the current balance of our existing term loan. Not all of the $365 million will be borrowed as of the close, with approximately $50 million available for additional borrowings or letters of credit.

    Q14. Why is Itron financing the transaction with debt?

        1) Debt has the most attractive cost of capital.

        2) Debt rates are the lowest they have been in years, which makes using debt to grow the company very attractive.

        3) The aggregate cash flow of the combined companies is expected to be strong and relatively stable which should enable Itron to repay the debt over a reasonable period of time.

        4) The required repayment of the debt will be tailored to the cash flow generation of the combined enterprises.

    Q15. How did Itron arrive at the purchase price and how does the price compare to similar transactions in terms of revenue multiple or EBITDA multiples?

        1) We used a number of valuation methodologies including discounted cash flow analyses, implied valuations based in publicly-traded comparables, and implied valuations based on precedent transactions.

        2) The purchase price of $255 million is in the range of 7 to 8 times estimated EBITDA for 2002, which is within a range of implied valuations for publicly traded companies and precedent transaction valuations, as compared to EBITDA, of 6.7 to 8.9 times.

    Q16. What is the growth rate for the North American electricity meter market?

        1) Historically, growth in new utility meters in North America (electric, gas, and water) has averaged about 3% per year, driven by housing starts and meter replacement activity.

        2) The CAGR for electricity meters in North America from 1996 through 2002 was a little more than 3% per year. However, from 2000 through 2002, the average growth rate jumped to a little more than 7%. The accelerated growth rate over the last few years has been largely driven by new solid-state meter technology and by utilities implementing AMR.

    Q17. Can you provide historical information on SEM's revenues, profits and cash flow?

         We are not able to publicly share detailed financial information for SEM at this time other than what is contained in the press release. We expect to be able to provide additional details after the transaction closes.

    Q18. What effects will this acquisition have on Itron's financial outlook for 2003 and future years?

        1) SEM's business is profitable and produces substantial cash flow.

        2) We expect the acquisition will be slightly accretive immediately and we will provide more detail on our financial expectations after the transaction closes.

    Q19. Does SEM have recurring revenues?

        1) There is no significant recurring revenue component.

        2) However, we would point out that the North American market for electricity meters has grown relatively consistently for many years at around 3% per year, driven by economic expansion and meter replacements.

        3) Growth in recent years has been closer to 7%, spurred by technology advancements and increased adoption of AMR by electric utilities.

    Q20. Does SEM have any backlog?

        1) Yes, however, meters are a mix of project sales and routine sales

        2) Routine sales typically occur on a yearly basis, particularly at large utilities. Utilities go out for annual or multi-year bids on projected meter purchases. Once the contract is awarded, which is often split between two or more vendors, releases against that contract are given on a monthly or quarterly basis. SEM includes orders in bookings and backlog at the time the PO is received, not at the time of contract award.

        3) Historically, there have not been large fluctuations from year to year in sales of electric meters, either for the market or SEM. The market for electricity meters in North America has grown relatively consistently for many years at around 3% per year, driven by economic expansion and meter replacements. Growth in recent years has been closer to 7%, spurred by technology advancements and increased adoption of AMR by electric utilities.

    Q21. What kind of gross and operating margins has SEM produced and will they be impacted going forward by the acquisition?

        1) SEM's business is profitable and produces substantial cash flow.

        2) We are not able to publicly share more detailed financial information for SEM at this time. We expect to be able to provide that detail after the transaction closes.

3)  CUSTOMER

    Q22. Who are SEM's customers and do they buy from Itron?

        1) SEM has over 3,400 utility customers. This includes a mix of Investor Owned Utilities (IOUs), Municipalities, and Rural Electric Cooperatives.

        2) Yes. Many of Itron's customers have some SEM meters installed and continue to buy meters from SEM as well as other electric meter manufacturers.

    Q23. How will customers react to Itron and SEM combined?

         We believe customers will be enthusiastic about the acquisition due to the opportunities it provides for technology integration and enhancement, as well as lower costs.

    Q24. Which departments within a utility does SEM sell to? Are they the same ones Itron sells to?

         SEM sells to the metering departments of a utility and to management levels for large buys or annual contracts. At the management and operation level, SEM and Itron typically call on the same departments.

    Q25. Describe the typical sales process and cycle time for electricity meters?

        1) Meters are a mix of project sales and routine sales.

        2) Routine sales typically occur on a yearly basis, particularly at large utilities. Utilities go out for annual or multi-year bids on projected meter purchases. Once the contract is awarded, which is often split between two or more venders, releases against that contract are given on a monthly or quarterly basis.

            a) The sales cycle is more of an approval process for new
               products and an account servicing process in order to be qualified to bid on the next contract.

            b) With smaller customers, which go through resale
               channels, the business is more typically book and ship.

        3) Project sales are typically part of a larger purchase decision involving an evaluation of a large-scale deployment of AMR technology.

    Q26. Is there a typical contract size?

        1) Contracts can range from hundreds of units to hundreds of thousands of units.

            a) Largest customers will average over $10M per year
               (approx. 3-4 of them).

            b) 40-50 customers in the $1-$4M range

        2) A large multi-year contract can be several hundreds of thousands of units over two years.

4)  INTEGRATION / ORGANIZATION

    Q27. What will happen to SEM's name?

         It will quickly disappear in favor of Itron.

    Q28. How does Itron intend to integrate SEM and how will they fit within Itron's organizational structure?

         No final decision will be made on the organizational structure until a full and complete dialog has taken place between the two organizations.

    Q29. Will there be any headcount reductions or facility closures at either Itron or SEM as a result of this transaction?

         There are no significant headcount reductions or facilities closures contemplated.

    Q30. Will this transaction result in any changes to Itron's manufacturing operations in Waseca?

        1) Itron is very fortunate that our AMR manufacturing operation in Waseca, Minnesota is in fact one of the jewels of the company. The operation is very efficient, profitable and very ably run.

        2) We would not anticipate any change in Waseca, early-on, from this acquisition. Over time, we will evaluate both operations and look to rationalize with any minor changes that might be useful.

        3) Fortunately, both facilities are operating at attractive levels of production leading to high efficiencies and attractive capacity utilizations.

    CONTACT: Itron, Inc.
             Investor Relations and Corporate Communications
             Mima Scarpelli, 509-891-3565
             mima.scarpelli@itron.com